UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 3, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of the stockholders of the Company held on May 3, 2012, the Company’s stockholders approved an amendment and restatement of the Restated Certificate of Incorporation of the Company to eliminate super-majority voting.  On May 3, 2012, the Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware removing the former Article VI in order to eliminate super-majority voting.

A copy of the Company’s Restated Certificate of Incorporation, as so amended and restated, is included as Exhibit (3.1) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Ecolab’s Annual Meeting of Stockholders was held on May 3, 2012.  A copy of the News Release issued by Ecolab in connection with this report under Item 5.07 is attached as Exhibit (99.1).

At the meeting, 88.98% of the outstanding shares of our voting stock were represented in person or by proxy.  The first proposal voted upon was the election of five Class II Directors for a term ending at the annual meeting in 2013. The five persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Against	Abstain	Broker Non-Votes
Leslie S. Biller	232,724,262	7,928,748	112,001	18,886,676
Jerry A. Grundhofer	232,628,547	8,024,818	111,646	18,886,676
Michael Larson	217,972,584	22,684,090	108,337	18,886,676
Victoria J. Reich	234,670,068	5,936,243	158,700	18,886,676
John J. Zillmer	234,456,964	6,198,079	109,968	18,886,676

In addition, the terms of office of the following directors continued after the meeting:  Class I Directors for a term ending in 2013 — Douglas M. Baker, Jr., Barbara J. Beck, Jerry W. Levin, Robert L. Lumpkins and Mary M. VanDeWeghe; and Class III Directors for a term ending in 2013 — Arthur J. Higgins, Joel W. Johnson, C. Scott O’Hara and Daniel S. Sanders.

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
256,878,173	2,696,580	76,934	0

The third proposal was approval of the Ecolab Inc. Restated Certificate of Incorporation to eliminate super-majority voting. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
239,172,524	1,271,395	320,544	18,887,224

The fourth proposal was an advisory vote to approve the compensation of executives disclosed in the Proxy Statement.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
235,522,675	3,844,045	1,397,743	18,887,224

The fifth proposal was a stockholder proposal requesting the Board of Directors to provide an annual advisory vote on electioneering, political contributions and communication expenditures.  The proposal received the following votes and was not approved:

For	Against	Abstain	Broker Non-Votes
10,273,965	205,112,730	25,377,768	18,887,224

The sixth proposal was a stockholder proposal requesting the Board to adopt a rule to redeem any current or future stockholder rights plan unless such plan is submitted to a stockholder vote within 12 months.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-votes
165,036,244	74,727,238	1,001,529	18,886,676

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(3.1)	Restated Certificate of Incorporation of Ecolab Inc.

(99.1)	Ecolab Inc. News Release dated May 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 4, 2012	By:	/s/ David F.Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(3.1)	Restated Certificate of Incorporation of Ecolab Inc.	Filed herewith electronically.

(99.1)	Ecolab Inc. News Release dated May 3, 2012.	Filed herewith electronically.